SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant:        Yes.

Filed by a Party other than the Registrant:  No.

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                       CITY SAVINGS FINANCIAL CORPORATION
                (Name Of Registrant As Specified In Its Charter)

                       CITY SAVINGS FINANCIAL CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         and 0-11
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                  applies:             N/A
         (2)      Aggregate number of securities to which transaction
                  applies:             N/A
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and
                  state how it was determined):     N/A
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         the offsetting fee was paid previously.  Identify the previous
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


                       City Savings Financial Corporation

                              2000 Franklin Street
                          Michigan City, Indiana 46360
                                 (219) 879-5364

          ------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
          ------------------------------------------------------------

                         To Be Held On October 27, 2004



     Notice is hereby given that the Annual Meeting of Shareholders of City Savings Financial Corporation (the "Holding Company") will be held at the
Holding Company's principal office at 2000 Franklin Street, Michigan City, Indiana, on Wednesday, October 27, 2004, at 1:30 p.m., Central Daylight Savings Time.

     The Annual Meeting will be held for the following purposes:

     1. Election of Directors. Election of three directors of the Holding Company for three-year terms expiring in 2007, and one director for a one-year term ending in 2005.

     2. Other Business. Such other matters as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on September 7, 2004, are entitled to vote at the meeting or any adjournment thereof.

     We urge you to read the enclosed Proxy Statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

     A copy of our Annual Report for the fiscal year ended June 30, 2004, is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.


                                        By Order of the Board of Directors



                                        /s/ Thomas F. Swirski

                                        Thomas F. Swirski
                                        President and Chief Executive Officer

Michigan City, Indiana
September 21, 2004


IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                       City Savings Financial Corporation

                              2000 Franklin Street
                          Michigan City, Indiana 46360
                                 (219) 879-5364


                ------------------------------------------------
                                 PROXY STATEMENT
                ------------------------------------------------

                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                October 27, 2004

     This Proxy Statement is being furnished to the holders of common stock, without par value (the "Common Stock"), of City Savings Financial Corporation (the "Holding Company"), an Indiana corporation, in connection with the solicitation of proxies by the Board of Directors of the Holding Company to be voted at the Annual Meeting of Shareholders to be held at 1:30 p.m., Central Daylight Savings Time, on October 27, 2004, at the Holding Company's principal office at 2000 Franklin Street, Michigan City, Indiana, and at any adjournment of such meeting. The principal asset of the Holding Company consists of 100% of the issued and outstanding shares of common stock, $.01 par value per share, of City Savings Bank (the "Bank"). This Proxy Statement is expected to be mailed to the shareholders of the Holding Company on or about September 21, 2004.

     The proxy solicited hereby, if properly signed and returned to the Holding Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for each of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

     Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Holding Company written notice thereof (Richard G. Cook, 2000 Franklin Street, Michigan City, Indiana 46360, (ii) submitting a duly executed proxy bearing a later date, or
(iii) by appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only shareholders of record at the close of business on September 7, 2004 ("Voting Record Date"), will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 555,450 shares of the Common Stock issued and outstanding, and the Holding Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting. The holders of over 50% of the outstanding shares of Common Stock as of the Voting Record Date must be present in person or by proxy at the Annual Meeting to constitute a quorum. In determining whether a quorum is present, shareholders who abstain, cast broker non-votes, or withhold authority to vote on one or more director nominees will be deemed present at the Annual Meeting.

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of September 7, 2004, by each person who is known by the Holding Company to own beneficially 5% or more of the Common Stock. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

                                        Number of Shares
Name and Address                        of Common Stock            Percent
of Beneficial Owner(1)                 Beneficially Owned          of Class
-----------------------------------    ------------------          --------
Thomson Horstmann & Bryant Inc.              51,600                  9.3%
    Park 80 West Plaza One
    Saddlebrook, New Jersey 07663

Jeffrey L. Gendell                           50,320 (2)               9.1%
Tontine Financial Partners, L.P.
Tontine Management, L.L.C
    55 Railroad Avenue, 3rd Floor
    Greenwich, Connecticut 06830

HomeFederal Bank, as Trustee
   501 Washington Street
   Columbus, Indiana 47201                   44,436 (3)              8.0%

Thomas F. Swirski
   2000 Franklin Street
   Michigan City, Indiana 46360              42,541 (4)              7.6%

George L. Koehm
   2000 Franklin Street
   Michigan City, Indiana 46360              39,060 (5)              7.0%
------------------
(1) The information in this chart is based on Schedule 13G and 13D Reports filed by the above-listed persons with the Securities and Exchange Commission (the "SEC") or other information provided by such persons concerning shares held by them. It does not reflect any changes in those shareholdings which may have occurred since the date of such filings or of providing such information.
(2) These shares are held by Tontine Financial Partners, L.P., a Delaware limited partnership. Tontine Management, L.L.C., a Delaware limited liability company, is its general partner and Mr. Gendell is the managing member of the general partner. These persons share voting and investment power with respect to the shares.
(3) These shares are held by the Trustee of the City Savings Financial Corporation Employee Stock Ownership Plan and Trust (the "ESOP"). The Employees participating in that Plan are entitled to instruct the Trustee how to vote shares held in their accounts under the Plan. Unallocated shares held in a suspense account under the Plan are required under the Plan terms to be voted by the Trustee in the same proportion as allocated shares are voted.
(4) Includes 6,044 shares held under the City Savings Bank Recognition and Retention Plan and Trust (the "RRP"), 2,220 shares subject to options granted under the City Savings Financial Corporation Stock Option Plan (the "Option Plan"), 10,449 shares allocated to Mr. Swirski's account under the Bank's 401(k) plan as of June 30, 2004, and 1,477 shares allocated to Mr. Swirski's account under the Holding Company's Employee Stock Ownership Plan (the "ESOP") as of December 31, 2003. Does not include options for 3,334 granted to Mr. Swirski under the Option Plan which are not exercisable within 60 days of the Voting Record Date.
(5) Includes 3,377 shares held under the RRP, 2,220 shares subject to options granted under the Option Plan, and 1,219 shares allocated to Mr. Koehm's account as of December 31, 2003, under the ESOP. Does not include options for 3,334 granted to Mr. Koehm under the Option Plan which are not exercisable within 60 days of the Voting Record Date.

                       PROPOSAL I -- ELECTION OF DIRECTORS

     The Board of Directors consists of seven members. All of the directors except Thomas F. Swirski and George L. Koehm meet the standards for independence of Board members set forth in the Listing Standards for the National Association of Securities Dealers. The By-Laws provide that the Board of Directors is to be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually. Directors must have their primary domicile in LaPorte or Porter Counties, Indiana, must have had a loan or deposit relationship with the Bank for a continuous period of nine months prior to their nomination to the Board (or in the case of directors in office on September 20, 2001, prior to that date), and non-employee directors must have served as a member of a civic or community organization based in LaPorte or Porter Counties, Indiana for at least a continuous period of 12 months during the five years prior to their nomination to the Board. The four nominees for election as a director this year are George
L. Koehm, James E. Magnuson, Dale A. Parkison, C.P.A. and L. Charles Lukmann III, all of whom currently serve as directors. Mr. Parkison was added to the Board on September 8, 2004, to replace Mark T. Savinski who resigned from the Board for personal reasons. Messrs. Magnuson and Lukmann were added to the Board on September 8, 2004, to enhance the financial and business expertise of the Holding Company's Board. Mr. Lukmann has been nominated to serve for a one-year term ending in 2005 and the other three nominees have been nominated to serve for three-year terms ending in 2007.

     Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the nominees listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

     The following table sets forth certain information regarding the nominees for the position of director of the Holding Company and each director continuing in office after the Annual Meeting, including the number and percent of shares of Common Stock beneficially owned by such persons as of the Voting Record Date. Unless otherwise indicated, each nominee has sole investment and/or voting power with respect to the shares shown as beneficially owned by him. No nominee for director is related to any other nominee for director or executive officer of the Holding Company by blood, marriage, or adoption, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The table also sets forth the number of shares of Holding Company Common Stock beneficially owned by all directors and executive officers of the Holding Company as a group.


                                                                     Director    Common Stock
                                 Expiration of    Director of the     of the     Beneficially
                                    Term as           Holding          Bank       Owned as of      Percentage
Name                               Director        Company Since      Since        9/7/2004        of Class(1)
------------------------------   -------------    ---------------    --------    ------------      -----------
Director Nominees
-----------------
George L. Koehm                      2007               2002           2002        39,060(2)           7.0%
James E. Magnuson                    2007                                          12,500              2.2%
Dale A. Parkison, C.P.A              2007                                               0                *
L. Charles Lukmann III               2005                                               0                *

Directors Continuing in Office
------------------------------
Richard G. Cook                      2005               2001           1993         4,205(3)             *
Bruce W. Steinke                     2006               2001           1969        16,721(3)           3.0%
Thomas F. Swirski                    2006               2001           2000        42,541(4)           7.6%

All directors and executive
officers as a group (9 persons)                                                   125,253(5)          22.2%
----------------
*    Less than 1% of outstanding shares.


                                       3


(1) Based upon information furnished by the respective director nominees and directors continuing in office. Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic power with respect to the shares.
     Includes shares beneficially owned by members of the immediate families of the directors residing in their homes.
(2) Includes 3,377 shares held under the RRP, 2,220 shares subject to options granted under the Option Plan, and 1,219 shares allocated to the director's account as of December 31, 2003, under the ESOP. Does not include options for 3,334 granted to Mr. Koehm under the Option Plan which are not exercisable within 60 days of the Voting Record Date.
(3) Includes 2,489 shares held under the RRP and options for 1,110 shares granted under the Option Plan. Does not include options for 1,667 shares granted to the director under the Option Plan, which are not exercisable within 60 days of the Voting Record Date.
(4) Includes 6,044 shares held under the RRP, 2,220 shares subject to options granted under the Option Plan, 10,449 shares allocated to the director's account as of June 30, 2004, under the Bank's 401(k) plan and 1,477 shares allocated to the director's account as of December 31, 2003, under the ESOP. Does not include options for 3,334 granted to Mr. Swirski under the Option Plan which are not exercisable within 60 days of the Voting Record
     Date.
(5) Includes 15,287 shares held under the RRP, 8,326 shares subject to options granted under the Option Plan, 11,112 shares allocated to accounts as of June 30, 2004, under the Bank's 401(k) plan and 3,669 shares allocated to accounts as of December 31, 2003, under the ESOP. Does not include options for 12,501 granted under the Option Plan which are not exercisable within 60 days of the Voting Record Date.



     Presented below is certain information concerning the director nominees of the Holding Company:

     Richard G. Cook (age 67) retired in 1999 as Business Manager of the Michigan City Area Schools, a position that he held for 25 years. He currently serves as corporate manager of the Metropolitan School District of New Durham Township in LaPorte County, Indiana. He has served as Secretary of the Bank since 2000 and of the Holding Company since September 2001.

     George L. Koehm (age 42) has served as Executive Vice President and Treasurer of the Bank since November 2002, and prior thereto as Treasurer and Controller of the Bank since April 1999, Treasurer of City Savings Financial Services, Inc. since April 2000, and Treasurer of the Holding Company since September 2001. From 1997 until 1999, he served as Executive Vice President and Chief Operating Officer of Argo Federal Savings Bank. From 1989 until 1997, Mr. Koehm served as Vice President and Treasurer of Community Bank, F.S.B., and as Chief Financial Officer of Community Bank's holding company, CB Bancorp, Inc.

     L. Charles Lukmann III (age 51) has served as partner of Harris Welsh & Lukmann, a law firm based in Chesterton, Indiana, since 1979. He is also a member of Woodlake Springs LLC (owner of lots in Chesterton) and of Ennis Builders LLC (homebuilding in Chesterton).

     James E. Magnuson (age 53) served as President and owner of North Shore Sales, Inc. (Lincoln Mercury automobile dealership based in LaPorte, Indiana) between 1973 and 2002. He has also served as President of Beacon Hills Golf Club, Inc. (golf club based in LaPorte, Indiana) since 1996.

     Dale Parkison, C.P.A. (age 43) has served as President of Parkison & Hinton, Inc. P.C. (certified public accountants based in LaPorte, Indiana) since 1992.

     Bruce W. Steinke (age 72) retired as President and Chief Executive Officer of the Bank in 2000. Mr. Steinke was employed by the Bank for over 30 years and has served on its board of directors since 1969.

He has served as the Chairman of the Board of the Bank since January 2000 and of the Holding Company since September 2001.

     Thomas F. Swirski (age 49) has been President and Chief Executive Officer of the Bank since February 2000 and of City Savings Financial Services, Inc. since November 1999, and President and Chief Executive Officer of the Holding Company since September 2001. From 1981 until his appointment as President, Mr. Swirski served as Secretary, Mortgage Loan Manager and Compliance Officer of the Bank. Mr. Swirski has a Masters degree in Finance from Indiana University and is a graduate of the University of Wisconsin Graduate School of Banking.

     THE DIRECTORS SHALL BE ELECTED UPON RECEIPT OF A PLURALITY OF VOTES CAST AT THE ANNUAL SHAREHOLDERS MEETING. PLURALITY MEANS THAT INDIVIDUALS WHO RECEIVE THE LARGEST NUMBER OF VOTES CAST ARE ELECTED UP TO THE MAXIMUM NUMBER OF DIRECTORS TO BE CHOSEN AT THE MEETING. ABSTENTIONS, BROKER NON-VOTES, AND INSTRUCTIONS ON THE ACCOMPANYING PROXY TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES WILL RESULT IN THE RESPECTIVE NOMINEE RECEIVING FEWER VOTES. HOWEVER, THE NUMBER OF VOTES OTHERWISE RECEIVED BY THE NOMINEE WILL NOT BE REDUCED BY SUCH ACTION.


Executive Officers of the Company Who Are Not Directors

     The following information as to the business experience during the past five years is supplied with respect to the executive officer of the Company who does not serve on the Company's Board of Directors. There are no arrangements or understandings between the person named and any other person pursuant to which such officer was selected.

     Debra L. Moffitt (age 46) has served as Vice President of Mortgage and Consumer Lending of the Bank since November 2002, and Manager of the Mortgage and Consumer Lending Department since November 2000. From 1997 until 2000, Ms. Moffitt served as Assistant Vice President of Community Bank, FSB in many different capacities including Branch Management and Lending in the Consumer and Mortgage areas. Ms. Moffitt has served in management positions at several other local banks since 1975.

     Michael L. Zappia (age 41) joined the Bank as Vice President of Commercial Lending in September of 2004. From 2002 to 2004, Mr. Zappia served as a Commercial Loan Officer with Centier Bank in Chesterton, Indiana. From 1999 to 2002, Mr. Zappia served as Credit Analyst and was later promoted to Commercial Loan Officer at South Holland Bank in South Holland, Illinois.


The Board of Directors and its Committees

     During the fiscal year ended June 30, 2004, the Board of Directors of the Holding Company met or acted by written consent three times. No director attended fewer than 75% of the aggregate total number of meetings during the last fiscal year of the Board of Directors of the Holding Company held while he served as director and of meetings of committees which he served during that fiscal year. The Board of Directors of the Holding Company has an Audit Committee, a Stock Compensation Committee and a Nominating Committee, among its other Board Committees. All committee members are appointed by the Board of Directors.

     The Audit Committee, the members of which are Richard G. Cook, Dale A. Parkison and Bruce W. Steinke, recommends the appointment of the Holding Company's independent accountants, and meets with them to outline the scope and review the results of such audit. The Audit Committee met eight times during the fiscal year ended June 30, 2004.

     The Stock Compensation Committee administers the Option Plan and the RRP and determines the compensation of the Holding Company's officers. The members of that Committee are Messrs. Richard G. Cook and L. Charles Lukmann III. All of these Committee members meet the standards for independence for compensation committee members set forth in the Listing Standards of the National Association of Securities Dealers. It met two times during fiscal 2004.

     The Holding Company's Nominating Committee consisting of Richard G. Cook and Bruce W. Steinke nominated the slate of directors set forth in the Proxy Statement. It met one time during the fiscal year ended June 30, 2004. The members of the Nominating Committee meet the standards for independence for nominating committee members set forth in the Listing Standards of the National Association of Securities Dealers. The Nominating Committee does not have a charter.

     Although the Nominating Committee will consider nominees recommended by shareholders, it has not actively solicited recommendations for nominees from shareholders nor has it established procedures for this purpose, as it will address nominations on a case-by-case basis. When considering a potential candidate for membership on the Holding Company's Board of Directors, the Nominating Committee considers relevant business and industry experience and demonstrated character and judgment. The Nominating Committee does not have specific minimum qualifications that must be met by a Nominating Committee-recommended candidate and there is not a specific process for identifying such candidates. There are no differences in the manner in which the Nominating Committee evaluates a candidate that is recommended for nomination for membership on the Holding Company's Board of Directors by a shareholder. The Nominating Committee has not received any recommendations from any of the Holding Company's shareholders in connection with the Annual Meeting.

     Directors must satisfy certain qualification requirements set forth in the Holding Company's By-Laws. Article III, Section 12 of the Holding Company's By-Laws provides that shareholders entitled to vote for the election of directors may name nominees for election to the Board of Directors but there are certain requirements that must be satisfied in order to do so. Among other things, written notice of a proposed nomination must be received by the Secretary of the Holding Company not less than 120 days prior to the Annual Meeting; provided, however, that in the event that less than 130 days' notice or public disclosure of the date of the meeting is given or made to shareholders (which notice or public disclosure includes the date of the Annual Meeting specified in the Holding Company's By-Laws if the Annual Meeting is held on such date), notice must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

     The Holding Company has adopted a policy for its shareholders to send written communications to the Holding Company's directors. Under this policy, shareholders may send written communications in a letter by first-class mail addressed to any director at the Holding Company's main office. The Holding Company has also adopted a policy that strongly encourages its directors to attend each Annual Meeting of Shareholders. All of the Holding Company's five directors attended the Annual Meeting of Shareholders held on October 22, 2003.


Management Remuneration and Related Transactions

     Remuneration of Named Executive Officer

     During the fiscal year ended June 30, 2004, no cash compensation was paid directly by the Holding Company to any of its executive officers. Each of such officers was compensated by the Bank.

     The following table sets forth information as to annual, long-term and other compensation for services in all capacities to our President and Chief Executive Officer (the "Named Executive Officer") for the three fiscal years ended June 30, 2004. We had no other executive officers who earned over $100,000 in salary and bonuses during that fiscal year.

                           Summary Compensation Table
                                                                                 Long Term Compensation
                                                                   --------------------------------------------------
                                    Annual Compensation                      Awards                     Payouts
                           -------------------------------------   --------------------------      ------------------
                                                       Other                       Securities               All Other
                                                       Annual      Restricted      Underlying        LTIP    Compen-
Name and                                               Compen-        Stock         Options/       Payouts   sation
Principal Position   Year  Salary ($)(1) Bonus ($)  sation($)(2)   Award(s)($)      SARs (#)         ($)     ($) (3)
------------------   ----  ------------- ---------  ------------   -----------    ---------------------------------
Thomas F. Swirski    2004    $101,000     $12,000         --             --              --           --      $4,063
   President and     2003    $ 82,525     $ 8,000         --       $118,756 (4)       5,554           --      $2,124
   CEO               2002    $ 74,525          --         --             --              --           --      $2,134

-----------------
(1) Includes amounts deferred pursuant to Section 401(k) of the Internal Revenue Code under the Bank's 401(k) Plan.
(2) Mr. Swirski received certain perquisites, but the incremental cost of providing such perquisites did not exceed the lesser of $50,000 or 10% of his salary and bonus.
(3) Other Compensation includes the Bank's matching contributions under its 401(k) Plan.
(4) The value of the restricted stock awards was determined by multiplying the fair market value of the Common Stock on the date the shares were awarded by the number of shares awarded. Of these shares, 5,554 vest over a five-year period, commencing October 23, 2002, and 2,000 vest over a five-year period commencing May 28, 2003. As of June 30, 2004, the number and aggregate value of restricted stock holdings by Mr. Swirski were 6,044 and $152,913, respectively. Dividends paid on the restricted shares are payable to the grantee as the shares vest and are not included in the table.


     Stock Options

     The following table includes the number of shares covered by exercisable and unexercisable stock options held by the Named Executive Officer as of June 30, 2004. Also reported are the values for "in-the-money" options (options whose exercise price is lower than the market value of the shares at fiscal year end) which represent the spread between the exercise price of any such existing stock options and the fiscal year-end market price of the stock.

             Outstanding Stock Option Grants and Value Realized as of 6/30/04

                                  Number of                      Value of Unexercised
                           Securities Underlying                     In-the-Money
                            Unexercised Options                       Options at
                           at Fiscal Year End (#)                Fiscal Year End ($) (1)
                      --------------------------------      --------------------------------
Name                  Exercisable     Unexercisable(2)      Exercisable     Unexercisable(2)
--------------------- -----------     ----------------      -----------     ----------------
Thomas F. Swirski        2,220              3,334             $25,086            $37,674

----------------
(1) Amounts reflecting gains on outstanding options are based on the closing bid price per share for the shares on July 1, 2004, which was $25.30 per share.
(2) The shares represented could not be acquired by the Named Executive Officer as of June 30, 2004.

     No stock options were granted to or exercised by the Named Executive Officer during fiscal 2004.


     Employment Contract

     The Bank has entered into a three-year employment contract with Mr. Swirski. His contract became effective as of December 27, 2001. The contract extends annually for three additional terms of one year if the Bank's board of directors determines to so extend it, unless notice not to extend is properly given by either party to the contract. Mr. Swirski receives an initial salary under the contracts equal to his current salary, subject to increases approved by the board of directors. The contract also provides, among other things, for participation in other fringe benefits and benefit plans available to the Bank's employees. Mr. Swirski may terminate his employment upon 60 days' written notice to the Bank. The Bank may discharge Mr. Swirski for cause (as defined in the contract) at any time or in certain specified events. If the Bank terminates Mr. Swirski's employment for other than cause or if he terminates his own employment for cause (as defined in the contract), he will receive his base compensation under the contract for an additional three years if the termination follows a change of control in the Holding Company. The termination of employment of Mr. Swirski following a change in control must occur within 24 months after the change in control for these benefits to be payable. If the termination does not follow a change in control, Mr. Swirski will receive his contractual base compensation for the balance of his contract or for one year, whichever is less. In addition, during such periods, Mr. Swirski will continue to participate in the Bank's group insurance plans and retirement plans, or receive comparable benefits. Moreover, within a period of three months after such termination following a change of control, Mr. Swirski will have the right to cause the Bank to purchase any stock options he holds for a price equal to the fair market value (as defined in the contract) of the shares subject to such options minus their option price. If the payments provided for in the contract, together with any other payments made to Mr. Swirski by the Bank, are deemed to be payments in violation of the "golden parachute" rules of the Code, such payments will be reduced to the largest amount which would not cause the Bank to lose a tax deduction for such payments under those rules. As of the date hereof, the cash compensation which would be paid under the contract to Mr. Swirski if the contract were terminated without cause by the Bank or for cause by Mr. Swirski would be approximately $101,000, and would be approximately $303,000 if it were terminated by the Bank within 24 months following a change in control. For purposes of this employment contract, a change of control of the Holding Company is generally an acquisition of control, as defined in C.F.R. 574.4(a) (other than a change resulting from a trustee or other fiduciary holding shares of common stock under an employee benefit plan of the Holding Company or it subsidiaries).

     The employment contract protects the Bank's confidential business information and protects the Bank from competition by Mr. Swirski should he voluntarily terminate his employment without cause or be terminated by us for cause.


     Deferred Compensation Agreements

     Effective November 1, 2003, the Bank entered into deferred compensation agreements with Mr. Swirski and Mr. Koehm. Under each of these agreements, upon termination of the executive's employment for any reason other than cause, the employee is entitled to 15 annual payments of an amount equal to 60% (in the case of Mr. Koehm) or 70% (in the case of Mr. Swirski) of his W-2 income payable during the 12 months preceding his termination of employment multiplied by his vested percentage, increased by 3% per year as an annual per annum cost of living adjustment, following the initial year. Benefits vest at 10% per year following the effective date of the agreements. Payment of the annual benefits will commence on the later of January 1, 2020 or the first day of the calendar year following the employee's retirement from the Bank after his 65th birthday.

     If the employee's employment by the Bank is terminated within two years following a change of control of the Bank, but prior to January 1, 2027 (in the case of Mr. Koehm) or January 1, 2020 (in the case of Mr. Swirski), or if the employee either resigns or is terminated by the Bank without cause prior to January 1, 2027 (in the case of Mr. Koehm) or January 1, 2020 (in the case of Mr. Swirski), but not earlier than January 1, 2015 (in the case of Mr. Koehm) or January 1, 2011 (in the case of Mr. Swirski), the employee will be entitled to receive early retirement benefits equal to 60% (in the case of Mr. Koehm) or 70% (in the case of Mr. Swirski) of his W-2 income paid during the 12 months prior to his termination of employment, increased by 3% per year as an annual per annum cost of living adjustment, following the initial year. A similar benefit is payable in the event of the employee's termination of employment due to disability.

     Upon the employee's death at any time while the agreement is in effect (including after his retirement or termination of employment and after benefits have commenced for the employee), his beneficiary will receive a death benefit equal to the greater of $500,000 or the present value of the fully vested retirement benefit that would have been payable on January 1, 2027 (in the case of Mr. Koehm) or January 1, 2020 (in the case of Mr. Swirski), using a discount rate equal to the Federal Funds Target Rate in effect on the date of his death. This benefit is payable in a lump sum as soon as feasible after the employee's death.


     Compensation of Directors

     The Bank pays its directors $300 for each regular meeting attended and $50 for each committee meeting attended. Total fees paid to our directors for the year ended June 30, 2004, were approximately $50,800.

     Directors of the Holding Company and of City Savings Financial Services, Inc. are not currently paid directors' fees. The Holding Company may, if it believes it is necessary to attract qualified directors or is otherwise beneficial to the Holding Company, adopt a policy of paying directors' fees.

     The Bank has also adopted a Deferred Director Supplemental Retirement Plan which provides for the continuation of directors fees to a director for 120 consecutive months immediately following the month in which the director's status as a director is terminated, subject to the vesting schedule described below. A director's interest in the Supplemental Plan vests at the rate of 20% per year beginning with the date on which the director completes five years of service on the board, provided that full vesting occurs upon a change in control of the Bank or the Holding Company. The interests of directors who, as of June 27, 2001, had served at least one year on the board vested immediately upon the adoption of the Supplemental Plan. All directors are participants in the Plan. Each of such directors is fully vested in the Plan, except Mr. Koehm who is 40% vested as of the date hereof. The benefits payable to a director under the Supplemental Plan are calculated by multiplying the director's vested percentage times the rate of directors' fees paid to the director immediately prior to the date his status as a director terminated. Such benefits continue for 120 consecutive months. In the event that a director's death occurs prior to the commencement of payments under the Supplemental Plan, or after the commencement of payments but prior to the completion of 120 consecutive months, the benefits payable under the Plan will be paid to the deceased director's designated beneficiary. The Bank retains the option of providing a lump sum settlement of $75,000 to that designated beneficiary in lieu of the 120 consecutive months of benefits. For the year ended June 30, 2004, the Bank expensed $13,000 to fund the Supplemental Plan.


     Audit Committee Report, Charter, and Independence

     Audit Committee Report. The Audit Committee reports as follows with respect to the audit of the Holding Company's financial statements for the fiscal year ended June 30, 2004, included in the Holding Company's Shareholder Annual Report accompanying this Proxy Statement ("2004 Audited Financial Statements"):

          The Committee has reviewed and discussed the Holding Company's 2004 Audited Financial Statements with the Company's management.

          The Committee has discussed with its independent auditors (BKD, LLP) the matters required to be discussed by Statement on Auditing Standards 61, which include, among other items, matters related to the conduct of the audit of the Holding Company's financial statements. BKD, LLP did not use any employees other than its full-time permanent employees on its audit of the Holding Company's 2004 Audited Financial Statements.

          The Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (which relates to the auditor's independence from the Holding Company and its related entities) and has discussed with the auditors the auditors' independence from the Holding Company. The Committee considered whether the provision of services by its independent auditors, other than audit services and reviews of Forms 10-QSB, is compatible with maintaining the auditors' independence.

          Based on review and discussions of the Holding Company's 2004 Audited Financial Statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Holding Company's 2004 Audited Financial Statements be included in the Holding Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004.

          This Report is respectfully submitted by the Audit Committee of the Holding Company's Board of Directors.

                             Audit Committee Members
                             -----------------------
                                 Richard G. Cook
                                Dale A. Parkison
                                Bruce W. Steinke

     Audit Committee Charter. The Board of Directors has adopted a written charter for the Audit Committee. The Board of Directors reviews and approves changes to the Audit Committee Charter annually.

     Independence of Audit Committee Members. The Holding Company's Audit Committee is comprised of Messrs. Cook, Parkison and Steinke. Each of the members of the Audit Committee meets the requirements for independence set forth in the Listing Standards of the National Association of Securities Dealers. In addition, the Board of Directors has determined that Dale Parkison is a "financial expert" as that term is defined in Item 401(b) of Regulation S-K promulgated under the Securities Exchange Act of 1934.


     Accountants' Fees

     Audit Fees. The firm of BKD, LLP ("BKD") served as the Holding Company's independent public accountants for each of its last two fiscal years ended June 30, 2003 and 2004. The aggregate fees billed by BKD for the audit of the Holding Company's financial statements included in its annual report on Form 10-KSB and for the review of its financial statements included in its quarterly reports on Form 10-QSB for the fiscal years ended June 30, 2003 and 2004, were $42,328 and $53,348, respectively.

     Audit-Related Fees. The aggregate fees billed in each of fiscal 2003 and 2004 for assurance and related services by BKD that are reasonably related to the audit or review of the Holding Company's financial statements and that were not covered in the Audit Fees disclosure above, were $9,591 and $5,604, respectively.

     Tax Fees. The aggregate fees billed in each of fiscal 2003 and 2004 for professional services rendered by BKD for tax compliance, tax advice or tax planning were $4,800 and $15,400, respectively.

     All Other Fees. There were no fees billed in fiscal 2003 or 2004 for professional services rendered by BKD except as disclosed above.

     Board of Directors Pre-Approval. The Holding Company's Board of Directors formally adopted resolutions pre-approving the engagement of BKD to act as the Holding Company's independent auditor for the last two fiscal years ended June 30, 2004. The Audit Committee has not adopted pre-approval policies and procedures in accordance with paragraph (c) (7) (i) of Rule 2-01 of Regulation S-X, because it anticipates that in the future the engagement of BKD will be made by the Audit Committee and all non-audit and audit services to be rendered by BKD will be pre-approved by the Audit Committee. The Board of Directors for the last two fiscal years pre-approved audit-related and tax services provided by BKD.


Transactions With Certain Related Persons

     We have followed a policy of offering to our directors, officers, and employees real estate mortgage loans secured by their principal residence as well as other loans. Current law and the Bank's conflict of interest policy authorize us to make loans or extensions of credit to our executive officers, directors, and principal shareholders on the same terms that are available with respect to loans made to persons who are not covered by the conflict of interest policy. All loans to directors and executive officers must be approved in advance by a majority of the disinterested members of the board of directors. Our policy regarding loans to directors  and  employees  meets  the  requirements  of  current  law.  Loans to directors, executive officers and their associates totaled approximately $288,000, or 2.47% of equity capital at June 30, 2004.


                                   ACCOUNTANTS

     BKD, LLP has served as auditors for the Bank and the Holding Company since 2001. The Holding Company believes that a representative of BKD, LLP will be present at the Annual Meeting with the opportunity to make a statement if he or she so desires. He or she will also be available to respond to any appropriate questions shareholders may have. The Audit Committee of the Holding Company has not yet completed the process of selecting an independent public accounting firm to audit the Holding Company's books, records and accounts for the fiscal year ended June 30, 2005.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the 1934 Act requires that the Holding Company's officers and directors and persons who own more than 10% of the Holding Company's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Holding Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, and/or written representations from certain reporting persons that no Forms 5 were required for those persons, the Holding Company believes that during the fiscal year ended June 30, 2004, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to
Section 16(a) of the 1934 Act were satisfied in a timely manner.


                              SHAREHOLDER PROPOSALS

     Any proposal which a shareholder wishes to have presented at the next Annual Meeting of the Holding Company and included in the Proxy Statement and form of proxy relating to that meeting must be received at the main office of the Holding Company for inclusion in the proxy statement no later than 120 days in advance of September 21, 2005. Any such proposal should be sent to the attention of the Secretary of the Holding Company at 2000 Franklin Street, Michigan City, Indiana 46360.

     A shareholder proposal being submitted for presentation at the Annual Meeting but not for inclusion in the Holding Company's proxy statement and form of proxy, will normally be considered untimely if it is received by the Holding Company later than 120 days in advance of September 21, 2005. If, however, less than 130 days' notice or prior public disclosure of the date of the next Annual Meeting is given or made to shareholders (which notice or public disclosure of the date of the meeting shall include the date of the Annual Meeting specified in publicly available By-Laws, if the Annual Meeting is held on such date), such proposal shall be considered untimely if it is received by the Holding Company later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure is made. If the Holding Company receives notice of such proposal after such time, each proxy that the Holding Company receives will confer upon it the discretionary authority to vote on the proposal in the manner the proxies deem appropriate, even though there is no discussion of the proposal in the Holding Company's proxy statement for the next Annual Meeting.


                                  OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than those matters described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of solicitation of proxies will be borne by the Holding Company. The Holding Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitation by mail, directors, officers, and employees of the Holding Company may solicit proxies personally or by telephone without additional compensation.

     Each shareholder is urged to complete, date and sign the proxy and return it promptly in the enclosed envelope.


                                     By Order of the Board of Directors


                                     /s/ Thomas F. Swirski

                                     Thomas F. Swirski

September 21, 2004

                                REVOCABLE PROXY

                       CITY SAVINGS FINANCIAL CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 27, 2004

|X|  PLEASE MARK VOTES AS IN THIS EXAMPLE

     The undersigned hereby appoints Debra L. Moffitt and Vern D. Sams, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of City Savings Financial Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Corporation's principal office, 2000 Franklin Street, Michigan City, Indiana, on Wednesday, October 27, 2004, at 1:30 p.m., and at any and all adjournments thereof, as follows:



1. The election as directors of
   all nominees listed below
   (except as marked to the
   contrary):                        |_| FOR   |_| WITHHOLD   |_| FOR ALL EXCEPT

   George L. Koehm - additional 3  year term
   Dale A. Parkison, C.P.A. - new 3  year term
   James E. Magnuson - new 3  year term
   L. Charles Lukmann III - new 1 year term



INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

           ______________________________________________________


In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

The Board of Directors recommends a vote "FOR" each of the listed propositions.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

This Proxy may be revoked at any time prior to the voting thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Please be sure to sign and date this Proxy in the box below.


Date _____________________           ___________________________________________
                                     Stockholder sign above

                                     ___________________________________________
                                     Co-holder (if any) sign above

--------------------------------------------------------------------------------

   Detach above card, sign, date and mail in postage-paid envelope provided.

                       CITY SAVINGS FINANCIAL CORPORATION

The above signed acknowledges receipt from City Savings Financial Corporation, prior to the execution of this Proxy, of a Notice of the Meeting, a Proxy Statement and an Annual Report to Shareholders.

Please sign as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

            PLEASE PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

________________________________________

________________________________________

________________________________________